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                                                                       EXHIBIT 2

NEWS RELEASE                                                [PICTURETEL GRAPHIC]

Contact:
Betsy Parkins/Nicole Burdette
O'Keeffe & Company, Inc.
610-325-2099/610-325-6550
bparkins@okeeffeco.com/nburdette@okeeffeco.com


PICTURETEL APPOINTS DALTON EDGECOMB CHIEF FINANCIAL OFFICER


    Former Arthur Andersen Turnaround Specialist Brings Focused Restructuring
                                   Experience


     ANDOVER, MASS., JANUARY 9, 2001 - PictureTel Corporation (NASDAQ: PCTL), the world leader in integrated collaboration, today announced that it has appointed Dalton Edgecomb as its new Chief Financial Officer (CFO). Edgecomb will succeed interim CFO, Ralph Takala of Altman & Company. Takala, who has served as the Company's interim CFO for six months, will act as a consultant to PictureTel, supporting ongoing operational initiatives.


     Edgecomb brings more than 15 years' financial management and restructuring experience to PictureTel's top financial post. Most recently, in five years with Zolfo Cooper LLC and Arthur Andersen, he worked with major corporate clients with annual revenues up to $3 billion per annum. Leading strategic restructuring initiatives, Edgecomb has focused on driving revenue growth, maximizing profitability, as well as recapitalization and aligning organizations' capital structures with anticipated capital performance. In addition to his strong experience in the technology and wireless sectors, Edgecomb brings experience in multiple verticals, including manufacturing, healthcare, distribution, and retail. Edgecomb worked with Lew Jaffe, PictureTel President, at Arthur Andersen.


     Edgecomb's broader experience includes tenure with Chemical/Chase Manhattan Bank and Millipore Corporation, a leading technology company, focused in chemical separations. Edgecomb is a Certified Public Accountant (CPA) and Certified Turnaround Professional (CTP).

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     "Dalton will be a key member of PictureTel's management team - every member of which is 100-percent focused on a return to profitability in 2001," states
Lew Jaffe, President and COO, PictureTel. "He will provide strategic guidance and strong leadership in the financial management arena - watching the bottom line and maximizing resources. Dalton's appointment frees me to focus on the top line, continuing to concentrate our product development and marketing efforts on the evolution of the iPower(TM) family of integrated collaboration solutions."

     "PictureTel holds a unique position for growth in an economy characterized by mounting pressure for productivity improvement," states Dalton Edgecomb, CFO, PictureTel. "The PictureTel 900 Series(TM) has established a new category in `integrated collaboration' functionality. The pace of market adoption has validated the strong and growing demand for these next-generation capabilities. I look forward to working as an integral part of the management team to ensure that PictureTel fully leverages iPower's potential to meet and exceed performance objectives."


ABOUT PICTURETEL
     PictureTel Corporation (Nasdaq: PCTL) is the world leader in developing, manufacturing and marketing a full range of integrated visual- and audio-collaboration and streaming-video solutions. The Company's systems meet customers' collaboration needs from the desktop to the boardroom. PictureTel also markets network conferencing servers and a comprehensive portfolio of enterprise-wide services. Additional PictureTel information is available at www.picturetel.com. PictureTel collaboration products and services eliminate the barrier of distance, enabling people to be Anywhere Now(TM).

This release includes projections and other forward-looking statements about the Company's revenues, earnings, and other measures of economic performance. Actual results could differ materially from forecasts due to many factors such as, for example, competitive pressures, changes in technology and the difficulty of forecasting in overseas markets and indirect channels. Additional information concerning risks that could cause actual results to differ is contained in the Company's annual report on Form 10K as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PictureTel is a registered trademark of PictureTel Corporation. PictureTel 900
Series, iPower, and Anywhere Now are trademarks of PictureTel Corporation. All other terms and products names may be trademark or registered trademarks of their respective owners.


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